EX-99.23.i

THOMPSON BRUSSELS CINCINNATI CLEVELAND COLUMBUS DAYTON NEW YORK WASHINGTON, D.C.
--------------------------------------------------------------------------------
HINE

                                                            September 27, 2002


Securities Management & Timing Funds
620 Woodmere Avenue, Suite B
Traverse City, Michigan 49686

Gentlemen:

     This letter is in response to your request for our opinion in connection with the filing of the Post-Effective Amendment No. 5 to the Registration Statement, File Nos. 333-47429 and 811-8687 (the "Registration Statement") of the Securities Management & Timing Funds (the "Trust").

     We have examined a copy of the Trust's Agreement and Declaration of Trust, the Trust's By-laws, the Trust's record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed. We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

     Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 5 is effective for purposes of applicable federal and state securities laws, the shares of The SMT Fund, a series of the Trust, if issued in accordance with the then current Prospectus and Statements of Additional Information of The SMT Fund, will be legally issued, fully paid and non-assessable.

     We hereby give you our consent to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 5 to the Registration Statement.

                                                              Very truly yours,

                                                                    /S/

                                                              Thompson Hine LLP